                                                                       EXHIBIT 2






                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      AND
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   AS SELLER

                                      AND

                         KAZI FOODS OF NEW JERSEY, INC.

                                    AS BUYER




ARTICLE                            CONTENTS                                                      PAGE
- - -------                            --------                                                      ----


I                Assets To be Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

II               Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

III              Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

IV               Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  7

V                Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

VI               Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

VII              Conditions Precedent to Obligations  . . . . . . . . . . . . . . . . . . . . . . 22

VIII             Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

IX               Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

X                Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                       ASSET PURCHASE AND SALE AGREEMENT

                 THIS ASSET PURCHASE AND SALE AGREEMENT ("AGREEMENT") is entered into on February 24, 1995. The parties to this Agreement are:


                 1. KAZI FOODS OF NEW JERSEY, INC. (hereinafter "BUYER"), a New Jersey corporation, with a principal place of business located at 3671 Sunswept Drive, Studio City, California 91604.

                 2. MORGAN'S FOODS, INC. (hereinafter "MFI"), an Ohio corporation, whose principal place of business is located at Signature Square, Suite 330, 25201 Chagrin Boulevard, Beachwood, Ohio 44122.

                 3. MORGAN'S RESTAURANTS OF NEW JERSEY, INC. (hereinafter "MRNJI"), a New Jersey corporation, whose principal place of business is located at Signature Square, Suite 330, 25201 Chagrin Boulevard, Beachwood, Ohio 44122.

                 4. MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC. (hereinafter "MRPI"), a Pennsylvania corporation, whose principal place of business is located at Signature Square, Suite 330, 25201 Chagrin Boulevard, Beachwood, Ohio 44122.

MFI, MRNJI, and MRPI are collectively identified herein as "SELLER."

                 Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer all of Seller's right, title and interest in and to the assets and real property owned by Seller and used in connection with the operation of nine (9) KFC restaurants located in New Jersey (hereinafter "NEW JERSEY RESTAURANTS") and fifteen (15) KFC restaurants located in Pennsylvania (hereinafter "PENNSYLVANIA RESTAURANTS") (the New Jersey Restaurants and the Pennsylvania Restaurants are hereinafter collectively referred to as the "RESTAURANTS"). The New Jersey Restaurants are more particularly described in attached Exhibit A and the Pennsylvania Restaurants are more particularly described in attached Exhibit B.

                 NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

                                   ARTICLE I
                                   ---------
                             ASSETS TO BE PURCHASED
                             ----------------------

                 Section 1.1 Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Time of Closing (as hereinafter defined), Seller shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept assignment from Seller, free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind (other than the Leaseholds and the Enduring Indemnities as hereinafter defined and described), all respective right, title and interest of Seller, in and to the assets, properties, real estate leaseholds, and rights of Seller of every kind, nature and description, real, personal and mixed, tangible and intangible, known or unknown, wherever located, used in connection with the operation of the Restaurants, including, without limitation:

                 (a) The real property listed on Schedule 1.1(a), along with all associated rights, alleys, ways, easements, appurtenances and privileges and all buildings, fixtures and improvements located thereon (hereinafter "REAL PROPERTY");

                 (b) All leases of real property and leasehold improvements entered into by Seller (including all machinery, equipment, furniture and fixtures leased by Seller in connection with the Shillington, Pennsylvania Restaurant [the "SHILLINGTON LEASE"]) and listed on Schedule 1.1(b) (hereinafter "LEASEHOLDS");

                 (c) All machinery, equipment, furniture, fixtures, parts and accessory equipment, signs, small tools, special tools, office supplies, restaurant uniforms, promotional and advertising materials, and all other tangible personal property (other than the Inventory and the Shillington Lease) (but including the rotisserie equipment used at the Restaurants and now subject to a rotisserie equipment lease ["REL"] with GECC described in Section 5.4 hereof) used in connection with the operation of, and in the ordinary course of business located on the premises of, the Restaurants, including the items described on Schedule 1.1(c) (hereinafter "PERSONAL PROPERTY");

                 (d) All inventory, including beverages, food, restaurant supplies, cleaning supplies, and paper goods of, and in the ordinary course of business located on the premises of the Restaurants in a minimum amount of $121,000 by value at Seller's actual cost (hereinafter "INVENTORY");

                 (e) All licenses, permits, consents and certificates of any government agency or body issued to or held by Seller necessary or incidental to the operation of the Restaurants (to the extent the same are transferable), including the items listed on Schedule 1.1(e);

                 (f) All warranties associated with the Real Property and the Personal Property, together with all of Seller's rights in the twenty four
(24) franchise agreements with KFC Corporation (hereinafter "KFC") (collectively, the "KFC FRANCHISES"), all of which are listed on Schedule 1.1(f) (these contracts, warranties, and the KFC Franchises are hereinafter referred to collectively as the "ASSUMED CONTRACTS");

                 (g) All goodwill, if any, of the New Jersey Restaurants and Pennsylvania Restaurants;

                 (h) Seller's right, if any, to use the telephone numbers used by Seller at the Restaurants; and

                 (i) Seller's right to use the names now currently being used under the KFC Franchises at the Restaurants, including, but not limited to any "doing business as Kentucky Fried Chicken" (but specifically excluding (a) the use of the legal name of each Seller and (b) the names "Morgan's" and "Morgan's Foods").

All of the assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Buyer by Seller pursuant to this Section 1.1 are hereinafter collectively referred to as the "ASSETS."

                 Section 1.2. Excluded Assets. The Assets shall not include Seller's accounts receivable and the vans and other equipment of Seller listed on Schedule 1.2 which is not in the normal course of business located on the premises of the Restaurants.

                 Section 1.3. Non-Assignment of Certain Assumed Contracts and Leaseholds.

                 (a) Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any of the Assumed Contracts or the Leaseholds (the Assumed Contracts and the Leaseholds being referred to hereinafter collectively as the "DOCUMENTS") shall require the consent of other parties (hereinafter "OTHER PARTIES") (or in the event that any of the Documents shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign any of the Documents if such assignment, or attempted assignment, would constitute a breach thereof or result in the loss or diminution thereof. Notwithstanding the foregoing, Seller shall be responsible for obtaining the necessary consents to assignments from all Other Parties (collectively, the "REQUIRED CONSENTS"); provided, however, that: (1) in each such case, Buyer and Seller shall both use their best efforts to obtain the consent of the reticent Other Party to an assignment and delegation of all Seller's obligations to Buyer; (2) Buyer and Seller shall make all reasonable concessions necessary to induce those reticent Other Parties to consent to the assignment of all benefits and delegation of all duties in connection with all Documents whereby Buyer is substituted for Seller, and Seller is completely released from all Documents; and (3) Seller shall, at no cost to Seller, assist Buyer in obtaining subordination and nondisturbance agreements and estoppel certificates from the landlords of the Leaseholds which Buyer's source of financing ("BUYER'S LENDER") may reasonably require.

                 (b) In the event a reticent Other Party consents to the assignment of all benefits and delegation of all duties to Buyer in connection with a Document but such Other Party insists on retaining any claim whatsoever against Seller in connection with that Document, then Buyer shall indemnify Seller against any liability whatsoever in connection with that Document, all in accordance with the requirements of Sections 8.2(e) and 8.3 of this Agreement.

                 (c) In the event a reticent Other Party withholds its consent to the assignment of all benefits and delegation of all duties to Buyer in connection with a Document which on its face is freely assignable and delegable, then Buyer and Seller shall assign the benefits and delegate the duties in connection with that Document from Seller to Buyer, and Buyer shall indemnify Seller against any liability whatsoever in connection with that Document, all in accordance with the requirements of Sections 8.2(e) and 8.3 of this Agreement.

                 (d) In the event a reticent Other Party withholds its consent to the assignment of all benefits and delegation of all duties to Buyer in connection with a Document which by its express terms and applicable law is non-assignable and non-delegable, Buyer and Seller must agree upon a management agreement (hereinafter "MANAGEMENT AGREEMENT") for the post closing operation of the Restaurant Assets affected by that Document. Any such Management Agreement must: (1) not violate the terms of the reticent Other Party's Document; and (2) provide that all Seller's obligations under that Document shall be timely satisfied through the Document's termination date; and (3) provide that all profits, if any, after timely satisfaction of Seller's Document obligations, shall accrue to Buyer; and (4) express Buyer's indemnification of Seller against any liability whatsoever in connection with that Document, all in accordance with the requirements of Sections 8.2(e) and
8.3 of this Agreement. In the event that any necessary Management Agreement cannot be fashioned with respect to that portion of the Assets associated with any Restaurant location for which a Management Agreement is required, those Assets shall be deleted from this Agreement and the aggregate dollar consideration paid by the Buyer for the remaining Assets shall be reduced in accordance with Section 3.7 hereof. Seller shall have no obligation to transfer any interest in any Asset to Buyer associated with Leaseholds which can not be assigned to Buyer.

                 (e) Buyer agrees that it shall affirm Buyer's "NET TANGIBLE ASSETS" (which shall not be less than One Million Dollars ($1.0 million) and defined and computed under generally accepted accounting principles) in a written balance sheet verified by Buyer's controlling stockholder and addressed to Seller every six months after the Closing Date for so long as Seller continues to be obligated to Other Parties on any assigned Leaseholds or Management Agreements in accordance with the requirements of this
Section 1.3. Buyer also agrees that it shall timely satisfy all Seller obligations to Other Parties in connection with Leasehold assignments or Management Agreementsin accordance with the requirements of Section 1.3. Buyer's agreement expressed in this Section 1.3(e) shall survive for as long as any Seller obligations to Other Parties survive on Leasehold assignments or Management
Agreements executed pursuant to this Section 1.3.


                 (f) The indemnities which Buyer extends to Seller pertaining to Seller's assigned Leaseholds and Management Agreements in this
Section 1.3, which indemnities are more particularly described in Sections 8.2(e) and 8.3 hereinbelow are herein collectively referred to as Buyer's "ENDURING INDEMNITIES." The Enduring Indemnities shall include (a) Seller's assigned Leaseholds under which Seller remains liable; (b) any Buyer/Seller Management Agreements; and (c) new leases between Buyer and Other Parties for which Seller is in any way a guarantor or surety of Buyer's performance.

                                   ARTICLE II
                                   ----------
                           ASSUMPTION OF LIABILITIES
                           -------------------------

                 Section 2.1 No Assumption of Liabilities. Except for the Documents, all liabilities and obligations incurred by Seller or either of them, or arising out of the operation of the Restaurants before the Time of Closing, or otherwise accruing before the Time of Closing, and relating to the Restaurants or the Assets, shall be the sole responsibility of Seller and not Buyer and shall be promptly discharged when due by Seller. Notwithstanding the foregoing, nothing contained in this Section 2.1 shall diminish Buyer's obligation to Seller for Buyer's representations, warranties, covenants and agreements set forth in this Agreement.

                 Section 2.2. Subject to Section 2.1 hereof, the Closing of this transaction shall eliminate all of Seller's obligations associated with the Assets sold or transferred to Buyer pursuant to this Agreement. Notwithstanding the foregoing, nothing contained in this Section 2.2 shall diminish Seller's obligation to Buyer for Seller's representations, warranties, covenants and agreements set forth in this Agreement.

                 Section 2.3. Buyer and Seller each mutually agree that this Agreement involves the purchase and sale solely of the Assets.

                                  ARTICLE III
                                  -----------
                                 PURCHASE PRICE
                                 --------------
                 Section 3.1. Consideration. The aggregate dollar consideration ("PURCHASE PRICE") paid for all of the Assets (except those for which provision is made in Section 3.3, Section 3.7 and Section 5.4 hereof) shall consist of TEN MILLION SIX HUNDRED TWENTY FIVE THOUSAND DOLLARS ($10,625,000.00) in wired federal funds in full to Seller at the Time of Closing and Buyer's assumption of the KFC Franchise obligations and Buyer's assumption of the Seller's Leaseholds and Buyer's indemnities relating to the Documents.

                 Section 3.2. Post-Closing Inventory and Consideration. Buyer and Seller shall count the Inventory associated with the Assets referred to in Section l.l(d) hereof immediately after the close of business at the New Jersey Restaurants and the Pennsylvania Restaurants on the day prior to Closing. On the 5th day after Closing, Buyer shall pay to Seller an amount equal to (a) the agreed-upon Inventory (as of the close of business on the day prior to Closing) of a quality usable or salable in the ordinary course of business of the New Jersey Restaurants and the Pennsylvania Restaurants, plus
(b) the amount of change funds on hand at the New Jersey Restaurants and the Pennsylvania Restaurants (as of such close of business), plus (c) the amount of all the New Jersey Restaurants and the Pennsylvania Restaurants utility and Leasehold deposits (as of such close of business), except that such payment shall not include any payment amount attributable to the initial $121,000.00 worth of agreed-upon Inventory. Five days after counting the Inventory, Seller shall refund to Buyer an amount equal to any cost of Inventory which is less than $121,000 existing as of the close of business on the day before Closing. Inventory which Buyer shall purchase per the above shall consist only of: (a) food in good condition; (b) food which is unexpired; (c) food which is moving in the last 30 days; (d) food which is undamaged; (e) food which is non-obsolete; (f) food which is able to be sold to Seller's customers; and (g) restaurant and cleaning supplies (including paper goods) which are useable in the ordinary course of business.

                 Section 3.3. Prorating of Leasehold Rent Utilities and Real Property Taxes. All utility bills of the New Jersey Restaurants and the Pennsylvania Restaurants shall be prorated between Buyer and Seller, as of the Time of Closing. Monies due hereunder shall be paid by certified check no later than six (6) weeks after the Time of Closing. All Real Property taxes and Leasehold rents shall be pro rated between Buyer and Seller, as of the Time of Closing and itemized and reconciled at the Closing.

                 Section 3.4. Real Property Conveyance Taxes and Personal Property Sales Taxes. The Seller shall pay Seller's equal portion, and Buyer shall pay Buyer's equal portion, of the Real Property conveyance taxes imposed on the sale of the nine parcels of Real Property by the states of New Jersey and Pennsylvania. On the date this Agreement is signed, both Buyer and Seller have been advised by outside counsel to Seller that no Personal Property sales or transfer taxes will be incurred by the Closing of this Agreement, and neither Buyer nor Seller has agreed to pay any such taxes. All taxes required to be paid pursuant to this Section 3.4 shall be paid in full at the Closing.

                 Section 3.5. KFC Transfer Fees and KFC Real Property and Leasehold Construction Improvement Costs. Seller shall pay all KFC transfer fees imposed as a condition precedent to KFC's approval of the transfer of the KFC Franchises from Seller to Buyer. Seller shall irrevocably indemnify Buyer from any obligation to pay such KFC imposed franchise transfer fees. In the event KFC also imposes requirements for improvements, image enhancements, or otherwise (hereinafter "EXHIBIT A IMPROVEMENTS") as a condition precedent to KFC's approval of the transfer of the KFC Franchises from Seller to Buyer, Seller shall pay for such improvements in an aggregate total maximum amount of Fifty Thousand Dollars ($50,000.00) and Buyer shall pay for all such "Exhibit A" Improvements in excess of Fifty Thousand Dollars ($50,000.00). Seller shall pay the KFC Franchise transfer fees, if any, at Closing, from the proceeds Buyer tenders at the Closing. All Exhibit A Improvements shall be itemized in writing from KFC to Seller and reconciled as a credit, if any, to Buyer at Closing not to exceed $50,000. Buyer agrees to execute all documents reasonably required by KFC in connection with any Exhibit A Improvements associated in any way with this Agreement.


                 Section 3.6. Allocation of Cash Consideration to Assets Buyer Acquires. Prior to Closing, Buyer and Seller shall mutually agree on the allocation of the cash consideration to the Assets sold and transferred pursuant to this Agreement and which shall be consistent with the following mandatory cash consideration allocation standards:

                 (a) Buyer and Seller shall not allocate more than Five Million Dollars ($5,000,000.00) in the aggregate to the Pennsylvania Restaurants; and

                 (b) Buyer and Seller shall not allocate more than Three Hundred Thousand Dollars ($300,000.00) to each one of the nine Real Properties contained among the combined New Jersey Restaurants and Pennsylvania Restaurants.


                 Section 3.7. Purchase Price Adjustment. Buyer and Seller recognize that some portion of the Assets may not be sold by Seller to Buyer pursuant to the terms of Sections 1.3(d) and 9.1 hereof. In such event, the Purchase Price shall be reduced by a formula to be agreed upon by Buyer and Seller on or before the time of Closing. If Buyer and Seller do not agree on such a formula before the Time of Closing, the Closing shall not occur.


                                  ARTICLE IV
                                  ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


                 Section 4.1. Buyer's Representation and Warranties. Buyer hereby represents and warrants (which representations and warranties in this Section 4.1 shall survive for one (1) year following the closing of this Agreement) to Seller that:

                 (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has at least One Million Dollars ($1,000,000.00) in Net Tangible Assets, defined and computed under generally accepted accounting principles.

                 (b) Authorization. Buyer has all requisite corporate power, capacity and authority to enter into this Agreement and perform its obligations hereunder,including, without limitation, the execution and delivery of this Agreement, the Enduring Indemnities and the other documents and instruments to be executed in connection with Section 6.3 hereof. All necessary and appropriate corporate action has been taken by Buyer with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with the terms thereof. At Closing, Buyer shall be authorized to do business in the states of Pennsylvania and New Jersey.

                 (c) No Conflicts. Neither the execution and delivery nor the performance by Buyer of this Agreement will (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or code of regulations or by-laws of Buyer, or violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, or other agreements to which Buyer, or any of its properties may be bound; (ii) to the best of Buyer's knowledge, violate any statute, ordinance or regulation of any governmental authority applicable to Buyer or any of its properties; or (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, except filings in connection with the maintenance of qualification to do business in jurisdictions. No consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority is necessary in connection with the execution, delivery and performance of this Agreement by Buyer.

                 (d) Litigation. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer, threatened against Buyer, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have an adverse effect on Buyer's ability to perform any of the Buyer's obligations under this Agreement.

                 (e) Brokers and Finders. Neither Buyer nor its stockholders, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby. No investment banking, financial advisory or similar fees have been incurred or are or will be payable by it in connection with this Agreement.

                 (f) Material Misstatements and Omissions. No representation or warranty by Buyer in this Agreement, or in any document, schedule, certificate, exhibit or other instruments furnished or to be furnished by Buyer to Seller pursuant hereto, or at Closing pursuant to the requirements of this Agreement, contains, or will contain, any materially untrue statement, or, to the Buyer's best knowledge will, omit to state a material fact necessary to make the statements contained therein not misleading.

                 Section 4.2. Seller's Representation and Warranties. MFI, MRNJI and MRPI hereby jointly and severally represent and warrant (which representations and warranties shall survive for one (1) year following the closing of this Agreement, unless specifically provided otherwise in the subparagraphs of this Section 4.2) to Buyer that:

                 (a) Corporate Organization. Each of MFI, MRNJI and MRPI is a corporation duly organized, validly existing and in good standing under the laws of the State(s) of their incorporation, and each has all requisite power and authority to own, lease and operate its properties and conduct its business as now being conducted.

                 (b) Authorization. MFI, MRNJI and MRPI have all requisite corporate power, authority and capacity to enter into this Agreement and perform their respective obligations hereunder, including, without limitation, the execution and delivery of this Agreement and the general warranty deed, general conveyance, assignment and bill of sale, assignments of the Documents , and other documents and instruments to be delivered in accordance with Section
6.2 (collectively, the "CLOSING DOCUMENTS"). All necessary and appropriate action has been taken by each of them with respect to the execution and delivery of this Agreement and the Closing Documents and this Agreement constitutes a valid and binding obligation of each of them enforceable in accordance with its terms.

                 (c) Absence of Certain Changes and Events. The financial statements and 52-week sales histories of the Seller and Restaurants for the periods ending November 6, 1994 and attached as Schedule 4.2(c) are true, accurate and complete in all material respects. Seller makes no representations or warranties concerning the sales volume or profitability of the Restaurants after Closing. The pre-Closing financial performance of the Assets when they were under Seller's exclusive control is not a reliable predictor of the future financial performance of the Assets. Since November 6, 1994 there has not been:

                          (i) Any transaction entered into or carried out by Seller in connection with the Assets sold or transferred herein other than in the ordinary and usual course of Seller's business;

                          (ii) Any borrowing or agreement to borrow funds; any incurring of any other obligation or liability, contingent or otherwise, except current liabilities incurred in the usual and ordinary course of business; or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any individual or entity in connection with the Assets sold or transferred herein;

                          (iii) Any material change made by Seller in the methods of doing business or any change in the accounting principles or practices of Seller or the method of application of such principles or practices in connection with the Assets sold or transferred herein;

                          (iv)    Any mortgage, pledge, lien, security
                 interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed in connection with the Assets sold or transferred herein;

                          (v) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of, any of the Assets, or any other properties or assets, which are sold or transferred in connection with this Agreement, except pursuant to this Agreement; and

                          (vi) Any labor disputes or disturbances materially adversely affecting the business associated with the financial condition of the Assets sold or transferred herein.

                 (d) Taxes. Seller has duly filed all federal, state and local tax returns and reports required to be filed by it in connection with the ownership and use of the Assets in the Restaurants, all such returns and reports are true and correct, none of them has been amended, and all taxes, assessments, fees and other governmental charges arising under them have been fully paid or will be timely paid by Seller.

                 (e) Compliance With Law. Seller has complied, and is in material compliance, with all applicable laws and statutes and with all rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal, state or local judicial authority relating to Seller or its business or properties (collectively, the "APPLICABLE LAWS") in connection with the ownership and use of the Assets in the Restaurants; Seller has all licenses, permits, authorizations and approvals necessary to carry on its business in connection with the ownership and use of the Assets in the Restaurants; Seller has not been charged with, or given notice of any violation of, any of the Applicable Laws. All licenses, permits, authorizations and approvals which Seller has in connection with the use and ownership of the Assets in the Restaurants are currently valid and in full force and effect.

                 (f) Franchise Rights. Seller is the sole owner of all right, title and interest in and to the KFC Franchises transferred under this Agreement, free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. To the best knowledge of Seller, the business of the New Jersey Restaurants and the Pennsylvania Restaurants as conducted prior to the Time of Closing, and the ownership by Buyer of any of the Restaurants and Assets, is not, or will not, be in contravention of any trademark, copyright or other proprietary right of any third party except to the extent that consent of KFC Corporation to the transactions contemplated hereby is required under the KFC Franchises.

                 (g) Assumed Contracts and Commitments. There are no contracts, leases, permits, franchise agreements or other agreements (collectively, "CONTRACTS" for purposes of this subsection) binding upon Seller with respect to the Assets sold or transferred herein or the business or operations of the New Jersey Restaurants or the Pennsylvania Restaurants except as set forth in Schedules 1.1(b), (e), (f) and (i). Prior to the Time of Closing, Seller shall have delivered to Buyer true and complete original executed copies of all contracts listed on the aforesaid Schedules and any amendments thereof. All of such contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. To the best of Seller's knowledge, Seller is not in material default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material default with respect to the payment or performance of any obligation under such contracts, and Seller possesses no knowledge of any basis upon which a claim of Seller's default validly could be made. However, all Assets sold or transferred pursuant to this Agreement are currently encumbered by a blanket lien held by Seller's bank, Citicorp of North America (hereinafter "CITICORP") in the principal amount of $21.9 million (the "EXISTING CITICORP LIEN"), which lien, as it relates to the Assets, shall be released at the Time of Closing.

                 (h) Title to the Assets. Seller enjoys good and marketable title to the Assets sold or transferred herein, in fee simple absolute in the case of the Real Property, all of the Assets being free and clear of all mortgages, pledges, liens, security interests, equities, and restrictions of any nature whatsoever, except the Existing Citicorp Lien. By virtue of the deliveries made at the Time of Closing, Buyer will obtain good and marketable title to the Assets, in fee simple absolute in the case of the Real Property, free and clear of all mortgages, pledges, liens, security interests, equities, and restrictions of any nature whatsoever except Buyer's Enduring Indemnities to Seller. The Assets sold or transferred herein are in suitable condition and repair to permit the continued operation of the New Jersey Restaurants and the Pennsylvania Restaurants consistent with past practices and operations. Seller shall provide Buyer with UCC and judgment searches on the Assets within thirty (30) days of the date hereof verifying the representation contained in this Section 4.2(h).

                 (i) Litigation. There is no material judicial claim, litigation, action or lawsuit pending or, to the best knowledge of Seller, threatened against MFI, MRNJI or MRPI or involving the Assets sold or transferred herein, at law or in equity, before any federal, state or local court, or judicial authority, which could have an adverse effect on: (1) the ability of MFI, MRNJI or MRPI to perform their obligations under this Agreement; or (2) on the consummation of the transactions contemplated by this Agreement or (3) the ownership and use of the Assets after Closing. To the best knowledge of Seller, there is no basis upon which such material judicial claim, litigation, action, or lawsuit could be brought or initiated.

                 (j) No Conflict or Default. Neither the execution and delivery of this Agreement or performance of this Agreement, by Seller will (i) to the best of Seller's knowledge, violate any statute, regulation or ordinance of any governmental authority, or (ii) conflict with or result in the breach of any term, condition or provision of the articles of incorporation or by-laws of MFI, MRNJI or MRPI or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Seller is a party or by which any Seller, or any of the Assets sold or transferred herein, are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, except for such conflicts, breaches, and defaults thereunder which in the aggregate will not have a material adverse effect on Seller's ability to perform under this Agreement, or (iii) result in the creation or imposition of any lien, charge or pledge of any nature whatsoever with respect to the Assets sold or transferred herein, or give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to the Assets sold or transferred herein, except Buyer's Enduring Indemnities to Seller.

                 (k) Brokers; Finders. The transactions contemplated herein were not submitted to MFI, MRNJI or MRPI by any broker or other person entitled to a commission or finder's fee thereon and were not, with the consent of any of them, submitted to Buyer by any broker or person, and none of the actions of MFI, MRNJI, or MRPI have given rise to any valid claim by any person for a brokerage commission, finder's fee or like payment against any of the parties hereto or any of the Assets sold or transferred herein.

                 (l) Inventory. All Inventory associated with the Restaurants is owned by Seller and currently usable or salable in the ordinary course of the business of the Restaurants.

                 (m) Real Property, Leasehold Improvements, Personal Property Quality Warranties. The Seller warrants that all HVAC equipment in all of the New Jersey Restaurants and Pennsylvania Restaurants is in good working order and shall remain so for a period ending thirty (30) days after the Closing except for damage caused by abuse, acts of God or occurrence covered by Buyer's insurance. Except for the thirty (30) day HVAC warranty, Seller explicitly disclaims all warranties pertaining to the operation of all Personal Property sold or transferred pursuant to this Agreement, including but not limited to, the Warranty of Merchantability of any item of Personal Property or the Warranty of Fitness For A Particular Use of any item of Personal Property. Except for the thirty (30) day HVAC Warranty, all Personal Property, buildings or improvements on Real Property, and Leasehold improvements are sold as is, and WITHOUT WARRANTY of quality. Seller does warrant that as of the date this Agreement is signed, all Personal Property meets or exceeds KFC's standards and that all Personal Property located in each Restaurant is in good working order and sufficient to operate such Restaurant in accordance with past practice.

                 (n)      Environmental Matters.  Except as disclosed in
Schedule 4.2(n):

                          (i) To the best of Seller's knowledge, there are no outstanding violations of any federal, state, or local environmental law, rule, order, decree, regulation, ordinance or rule of common law, arising out of the use by Seller of the Assets or the operation of the Restaurants by Seller thereat.

                          (ii) None of the Restaurants has ever been used by Seller or, to the best of Seller's knowledge, by any other person to treat, store, refine, process or dispose of any material quantity of hazardous waste, hazardous substance, or toxic substance (as those terms are defined under CERCLA, 42 U.S.C. 9601 et seq., RCRA, 42 U.S.C. 6901 et seq., or TSCA, 15 U.S.C. 2401 et seq.), petroleum or its products or derivatives (including but not limited to gasoline and waste oil), hydraulic fluid, or any other substance, material or waste which poses or may pose if improperly handled, stored, treated or disposed of a present or potential harm threat to human health or the environment (collectively, "HAZARDOUS SUBSTANCES"); and there has been no material release or threatened release of any Hazardous Substance at, on or under any of the Restaurants.


                          (iii) To the best of Seller's knowledge, there are no
                 underground storage tanks currently at or under any of the Restaurants, and to the best of Seller's knowledge there has never been any underground storage tanks at or under any of the Restaurants.

                          (iv) To the best of Seller's knowledge, none of the Restaurants contain friable asbestos or include any transformers, capacitators or other equipment containing PCBs.

                          (v) To the best of Seller's knowledge, there is no substance currently present at the Restaurants or in the soil thereunder which poses a material present or potential environmental or human health hazard, including without limitation any formaldehyde, radon gas, lead-based paint, solvents or hazardous chemicals.

                          (vi) The representation contained in this Section 4.2(n) shall survive Closing for a period of the three (3) years.

                 (o) Condition of Restaurants. To the best of Seller's knowledge and except as disclosed in Schedule 4.2(o), none of the following are present with respect to any of the Assets or any portion thereof:

                          (i) any defects or malfunctions in any of the following: interior walls, ceilings, floors, exterior walls, insulation, roof, windows, doors, foundation, slabs, driveways, sidewalks, walks, electrical systems, plumbing, sewers, septic tanks, structural components.

                          (ii) Features of the property shared in common with adjoining landowners, such as walks, fences and driveways.

                          (iii) Any encroachments, easements, or similar matters of title that may affect any of the Leaseholds.

                          (iv) Room additions, structural modifications or other alterations or repairs made without necessary permits.

                          (v)     Landfill (compacted or otherwise).

                          (vi) Any settling from any cause or slippage, sliding, or other soil problems.


                          (vii)   Flooding, drainage or grading problems.

                          (viii)  Damage to the property or any of the
                 structures from fire, earthquake, floods or landslides.


                          (ix) Any zoning violations, nonconforming uses, or violations of "setback" requirements.

                          (x)     Neighborhood noise problems or other
                 nuisances.

                          (xi) Any "common area" in undivided interest with others.

                          (xii)  Any notices of abatement or similar citations.

                          (xiii) Any dispute with any landlord of the
                                 Leaseholds pertaining to Seller's right to continued quiet enjoyment of the
                                 Leaseholds.

                 (p)      INSURANCE.  Seller has maintained and now maintains
(i) insurance on all of the Assets used in the operation of the Restaurants of a type customarily insured against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance protection against all liabilities, claims, and risks arising out of or relating to the ownership and use of the Assets in connection with the operation of the Restaurants against which it is customary to insure. All such policies are valid, in good standing, and in accordance with all applicable provisions and requirements of the Documents.

                 (q) NO EMPLOYMENT CONTRACTS. There are no written contracts of employment between MRNJI or MRPI and any of their employees, officers or agents. All employees of MRNJI and MRPI are employed under oral contracts of employment at will.

                 (r) CONDEMNATION OR OTHER LITIGATION. Seller has no knowledge of any threatened or pending condemnation proceeding or other legal proceeding, action or litigation relating to or otherwise affecting Seller which has a material adverse effect on the Assets and/or any or all of the Assets, nor has Seller any knowledge that any such action is presently contemplated.

                 (s) SUBDIVISION. Each parcel of the Real Property has been subdivided from all adjoining lands.

                 (t) TAX PARCEL. Each parcel of the Real Property constitutes, and is listed on the tax records of its county as a separate and distinct legal and tax parcel.

                 (u) MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Seller in this Agreement, or in any document, schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller to Buyer pursuant hereto, or at Closing pursuant to the requirements of this Agreement, contains or will contain any materially untrue statement or, to the Seller's best knowledge will omit to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE V
                                  ---------

                                  CONVENANTS
                                  ----------

                 SECTION 5.1. CONDUCT OF BUSINESS OF SELLER IN CONNECTION WITH THE ASSETS SOLD OR TRANSFERRED HEREIN PRIOR TO THE TIME OF

CLOSING. Seller agrees that on and after the date hereof and prior to the Time of Closing, and except as otherwise consented to or approved by an authorized officer of Buyer in writing, or required by this Agreement:

                 (a) The business of Seller in connection with the ownership and use of the Assets in the Restaurants shall be conducted in the ordinary course consistent with past practice;

                 (b) Seller will manage the ownership and use of the Assets in the Restaurants using Seller's best efforts to preserve intact the business organization associated with the Restaurants and Assets sold or transferred, to retain the present service of the employees associated with the Restaurants and Assets sold or transferred and to preserve intact the goodwill of the suppliers, customers and others whose business relationships are associated with the Restaurants and Assets sold or transferred herein; and

                 (c) Seller will not take, agree to take, or knowingly permit to be taken, any action or do or knowingly permit to be done anything in the conduct of the business associated with the ownership and use of the Assets in the Restaurants, herein, which would be contrary to, or in breach of, any of the terms or provisions of this Agreement or which would cause any of the representations contained herein to be or become untrue in any material respect.

                 SECTION 5.2. ACCESS TO RECORDS. From and after the date of this Agreement and the Time of Closing, Seller shall make or cause to be made available to Buyer for examination, all financial statements, books of account, contracts, agreements, commitments, records, reports, correspondence and documents of every character relating to the Restaurants, and shall permit Buyer and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times, including, without limitation, access to such books and records as are necessary or appropriate to the scrutiny of relevant financial statements, reports regarding the condition of the Real Property and Leaseholds, correspondence from any government agency relating to the Restaurants, and access to review or photocopy, at Buyer's expense, all employer or employee records documenting the hours of employment, taxes withheld and employee compensation for the New Jersey Restaurants' or Pennsylvania Restaurants' employees, which include, without limitation, all payroll tax returns, payroll registers, employer copies of Form W-2, and time cards. Seller agrees to maintain said original records and data, at its expense, after the Closing for the period required by applicable laws. If Buyer's examination of Seller's records prior to the Time of Closing reveals a material item which should appear on a schedule or any other material discrepancy relating to Seller's duties under this Agreement, Buyer shall promptly disclose its discovery to Seller in order to provide Seller with a fair opportunity to cure the Seller's omission or discrepancy.

                 SECTION 5.3. TREATMENT OF EXISTING EMPLOYEES. Within a reasonable time before the date set for Closing, Seller shall make available to Buyer a list of all employees of Seller employed in connection with the Restaurants, including with respect to each employee, his or her name, title, date of hire, and current hourly wage or salary. Buyer shall not be obligated to offer employment to any of Seller's employees, but Buyer shall be free to offer employment to such of Seller's employees (if any) as Buyer may in its sole discretion determine, upon such terms and conditions as Buyer deems appropriate (any such employees who are offered and who accept employment with Buyer being herein referred to as "HIRED EMPLOYEES"). Except as the parties may otherwise agree, Seller shall terminate all of its employees effective as of the Time of Closing (as hereinafter defined) and shall give such notices and perform such obligations as may be required by law or by agreement in connection therewith. Seller shall be solely responsible for and shall satisfy all of Seller's obligations to their employees (including such of their employees, if any, as become Hired Employees) on account of their employment by Seller. Buyer shall have no liability for accrued wages (including salaries and commissions), severance benefits, "COBRA" benefits, vacation pay, pension and profit-sharing contributions, or other forms of compensation or welfare benefits of any type or nature on account of the employment of any such employees by Seller, and Seller shall indemnify and hold Buyer harmless from and against any claim, demand, liability, cost, or expense (including reasonable attorneys' fees) in any way arising out of any employment relationship between Seller and any of their employees (including those of their employees, if any, as become Hired Employees).

                 SECTION 5.4. ROTISSERIE EQUIPMENT LEASE. Prior to Closing, Seller shall make timely payments on its REL to General Electric Credit Corp. ("GECC"). On or before Closing, Seller shall pay off the REL so that all of the equipment associated with the REL applicable to the Restaurants shall be conveyed to Buyer at Closing without any lien, lease or encumbrance. At Closing, Buyer agrees that it shall reimburse Seller its costs to terminate the REL, based on the percentage which the total REL buy-out cost bears to the total REL original purchase cost, which percentage shall be applied to the original cost of all the rotisserie equipment located on the premises of all of the Restaurant locations; provided that Buyer's obligation to reimburse Seller for the REL shall not exceed $192,000.

                 SECTION 5.5. KFC APPROVAL. Seller and Buyer mutually recognize that on or prior to the Time of Closing KFC must elect to waive KFC's right to acquire the KFC Franchises after KFC has been: (1) furnished a copy of this Agreement; and (2) offered, in writing, a thirty (30) day period in which to acquire the KFC Franchise upon the same or equivalent terms and conditions specified in this Agreement for Buyer to acquire the KFC Franchises. Seller and Buyer mutually recognize that on or prior to the Time of Closing Buyer, as the proposed assignee or transferee of the KFC Franchises, must agree in a writing satisfactory to KFC to assume all of the obligations of the Seller under each of the KFC Franchises and to demonstrate to KFC's satisfaction that Buyer meets in all respects KFC's standards applicable to new franchisees and the "Control Person" as that term is described in Section 16 of the KFC Franchises. Buyer covenants to Seller that Buyer is fully aware of all KFC contingencies which may prevent the Closing of this Agreement and Buyer and Seller presently have no knowledge of any reason which might cause KFC to reject Buyer as a satisfactory KFC Franchises assignee or transferee. Seller covenants that Seller shall direct notice of the existence of this binding Agreement to KFC. Seller shall keep Buyer advised of KFC's reaction to that notice.

                 SECTION 5.6. BULK SALE. To the extent permitted by Buyer's Lender, Buyer and Seller waive compliance with the Bulk Sale Notice Laws and Seller hereby agrees to indemnify Buyer in relation thereto.

                 SECTION 5.7. RISK OF LOSS; INSURANCE. The risk of loss or damage to the Assets shall remain with Seller until Closing. If there occurs before Closing any loss, casualty, or other damage to or destruction of any portion of the Assets or Restaurants, Buyer at its option may elect to: (i) close the transactions contemplated by this Agreement, in which event (A) Seller shall assign to Buyer at the Closing any and all proceeds and/or rights to proceeds (including business interruption insurance) under available insurance and (B) the Purchase Price shall be reduced by the aggregate deductible thereunder; or (ii) if in Buyer's reasonable judgment, the insurance proceeds available to Buyer are not adequate, require Seller promptly to cause the Assets lost or damaged to be replaced or, as the case may be, repaired or restored to their original condition, in which event the Closing applicable to the damaged Asset shall be extended for such period as may be reasonably necessary to enable Seller to fulfill their obligations hereunder.

                 SECTION 5.8. DOCUMENTS AND DATA. Within two (2) days after the execution hereof, Seller shall deliver or make available to Buyer the originals or copies of (a) all leases, subleases, contracts and agreements relating to the Leaseholds, the Assumed Contracts and the KFC Franchises, and
(b) all correspondence and reports relating to environmental and health issues relating to the Restaurants.

                 SECTION 5.9. PRESERVATION OF BUSINESS. At all times prior to Closing, Seller shall use its best efforts to avoid depleting the usefulness of the Assets in connection with the operation of the Restaurants. Thus Seller shall use its best efforts, consistent with Seller's obligations in this
Agreement: (1) to avoid alienating Seller's employees who work with the Assets; (2) to avoid alienating suppliers, other individuals, and Other Persons who have significant business relations in connection with the Assets; (3) to maintain Inventory levels consistent with prudent business practice; (4) to maintain the Assets in good repair and condition, normal wear and tear excepted; (5) to maintain the insurance policies and bonds currently associated with the Assets in a fashion consistent with current practice, and to notify Buyer of material pre-Closing cancellations or lapses, if any, in such bonds and insurance. Through the Time of Closing

Seller shall utilize the Assets only in the ordinary course, diligently and in substantially the same manner in which Seller utilized the Assets prior to the execution of this Agreement.

                 SECTION 5.10. INSPECTION OF RESTAURANTS. On or prior to March 15, 1995, ("INITIAL INSPECTION PERIOD") Buyer and its agents, contractors, architects, engineers and employees shall have the right to examine and study the Assets located in the Restaurants and enter thereupon (at their own risk and cost) for any lawful purpose including, but not limited to, the conduct of tests, investigations, studies and the like (including, but not limited to, an environmental analysis), so long as the same does not interfere with the business of Seller. Buyer shall indemnify Seller from all claims, damages or liability of any kind resulting from acts of Buyer in connection with the inspections performed by Buyer and its agents of the Assets located in the Restaurants. Buyer shall provide Seller with a report of its inspections by March 22, 1995. Seller shall then have two (2) weeks to make any repairs or corrections deemed necessary by Buyer; provided that Seller shall not be obligated to make any Exhibit A Improvements or any image-enhancement improvements. (Buyer and Seller may mutually agree to extend or alter the aforesaid dates.) If Seller fails to make such repairs or corrections Buyer and Seller shall agree upon an adjustment to the Purchase Price. Buyer shall be entitled to a final walk through of the Restaurants within 48 hours of the Time of Closing to make sure the condition of the Assets which were observed during the Initial Inspection Period are substantially the same (subject to any repairs agreed upon by Buyer and Seller).

                                   ARTICLE VI

                                    CLOSING


                 SECTION 6.1. TIME OF CLOSING. This transaction shall close and all deliveries to be made at the Time of Closing shall take place at 11:00 a.m., Eastern Standard Time, on the fifth (5th) day after all conditions precedent in Article VII are satisfied, at the principal place of business of Buyer's counsel, or at such other place, date or time as may be agreed upon from time to time in writing by the parties (the "TIME OF CLOSING"); provided that if the Time of Closing has not occurred by the sixtieth (60th) day after the execution hereof, this Agreement shall automatically terminate. The "CLOSING" shall mean the deliveries to be made by the parties at the Time of Closing in accordance with this Agreement. Buyer shall take possession of the New Jersey Restaurants and Pennsylvania Restaurants and commence operation of the New Jersey Restaurants and Pennsylvania Restaurants as soon as the Purchase Price has been received by Seller.

                 SECTION 6.2. DELIVERIES BY SELLER. At or prior to the Time of Closing, Seller shall deliver to Buyer, all duly and properly executed, the following:

                 (a) A General Warranty Deed for each parcel of Real Property itemized on attached Schedule 1.1(a) conveying marketable, insurable, fee simple title to the Real Property to Buyer free and clear of all liens and encumbrances except: (i) zoning ordinances and regulations which do not prohibit or restrict the present use of such property; (ii) easements, covenants, conditions, reservations and restrictions of record, if any, which do not interfere with the present use of such Real Property. Each General Warranty Deed shall be accompanied by a title insurance commitment (which will be followed after Closing by a title insurance policy) guarantying Buyer's fee title to each of the nine parcels of Real Property in accordance with Section 7.1(d) hereof. All title policies shall be paid for by Seller.

                 (b) A General Conveyance, Assignment and Bill of Sale, in a form attached hereto as Schedule 6.2(b), Seller, conveying, selling, transferring and assigning to Buyer title to the Assets other than the Real Property, free and clear of all security interests, liens, or equities whatsoever except those securing liabilities assumed by Buyer pursuant to this Agreement such as the Buyer's Enduring Indemnities to Seller.

                 (c) Duly executed written originals of each of the Required Consents, including consents of Seller's Landlords for the assignment of the Leaseholds identified in Section 1.1(b).

                 (d) Resolutions of the directors of MFI, MRNJI and MRPI authorizing the execution and delivery of this Agreement by Seller and the performance of the obligations hereunder, certified by each corporation's respective Secretary.

                 (e) The written consent of KFC, obtained by Seller, to the transfer of the KFC Franchises from Seller to Buyer including KFC's written itemization of the transfer fees, if any, which KFC imposes as a condition precedent to KFC's approval of the KFC Franchises transfer.

                 (f) Any existing third-party warranties and guaranties in connection with the Real Property and the Personal Property;

                 (g) Copies of all maintenance and repair records in the possession of Seller;

                 (h)      A FIRPTA Non-Foreign Person Certification;

                 (i) All keys to the Restaurants in the possession of the Seller and its agents and employees;

                 (j) A certificate that all representations and warranties of Seller are true and correct in all material respects on and as of the Time of Closing;

                 (k) A certificate or other statement from Seller and Seller's insurance carrier or agent that Seller has, at all times




- - - 20 -
prior to the Closing, owned and maintained an umbrella commercial comprehensive general liability insurance policy, with coverage of at least $21.0 million, that insured Seller for bodily injury and property damage associated with the Restaurants on an occurrence basis for the three year period prior to Closing.

                 (l) An opinion of outside counsel to Seller as to due authorization and approval and enforceability in form and content reasonably satisfactory to Buyer and its counsel; and

                 (m) Such other documents and instruments as counsel for Buyer and Seller agree (acting reasonably and in good faith) are necessary to consummate the transactions contemplated hereby.

                 SECTION 6.3. DELIVERIES BY BUYER. At or prior to the Time of Closing, Buyer shall deliver to Seller, all duly and properly executed, the following:

                 (a) The purchase price consideration, and other documentation satisfactory to Seller, identified in Section 3.1, supra.

                 (b) The documentation, satisfactory to Buyer and Seller, for the termination of all Seller obligations under the REL, all in conformity with Section 1.3 and 5.4, supra;

                 (c) All Other Party written consents to assignment of benefits and delegation of duties, incorporating Buyer's Enduring Indemnities to Seller;

                 (d) All assignments of benefits and delegation of duties agreements between Buyer and Seller pertaining to assignable and delegable Assets for which Other Parties withheld their consent, incorporating Buyer's Enduring Indemnities;

                 (e) All Management Agreements, if any, executed between Buyer and Seller, pertaining to non-assignable, non-delegable Assets identified pursuant to Section 1.3, including Buyer's Enduring Indemnities to Seller;

                 (f) Buyer's financial statement, conclusively establishing that Buyer possesses One Million Dollars ($1,000,000.00) in Tangible Net Worth supported by affidavits in a form acceptable to Seller from Buyer's majority shareholder, which shall confirm the accuracy of Buyer's current financial statement and documents Buyer's future commitments to maintain such Tangible Net Worth for so long as Buyer is obligated on any Enduring Indemnities to Seller;

                 (g) A true copy of Buyer's applicable loan documentation conclusively establishing the Buyer's Lender's willingness to allow Seller to reenter and operate as a Restaurant any Asset which is encumbered by Buyer's Enduring Indemnities to Seller in the event Buyer defaults on such Enduring Indemnities;

                 (h) Resolutions of the directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of the obligations hereunder, certified by Buyer's Secretary;

                 (i) Written notice from KFC that Buyer is an approved assignee transferee of the KFC Franchise pursuant to Section 16 of the KFC Franchise;

                 (j) Written confirmation that KFC's Exhibit A Improvements have been itemized as required pursuant to Section 3.5 supra.

                 (k) Buyer's certificate that all Representations and Warranties of Buyer are true and correct in all material respects on and as of the Time of Closing;

                 (l) An opinion of counsel to Buyer as to the due authorization and approval, and enforceability in form and content reasonably satisfactory to Buyer and its counsel of this Agreement against Buyer including Buyer's counsel's opinion that none of the Enduring Indemnities Buyer issues to Seller in this Agreement conflict in any way with Buyer's obligations to Buyer's Lender; and

                 (m) Such other documents and instruments as counsel for Buyer and Seller agree (acting reasonably and in good faith) are reasonably necessary to consummate the transactions, contemplated hereby.

                 SECTION 6.4. FURTHER ASSURANCES. On or after the Time of Closing, Buyer and Seller (each acting with commercial reasonableness and in good faith) each prepare, execute and deliver, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as either Buyer or Seller shall reasonably request at any time, or from time to time, in order to perfect, confirm or evidence in Buyer title to all or any of the Assets sold or transferred pursuant to this Agreement, or Seller's release from all obligations associated with any of the Assets sold or transferred pursuant to this Agreement, or to consummate the terms and conditions of this Agreement.

                                  ARTICLE VII

                      CONDITIONS PRECEDENT TO OBLIGATIONS

                 SECTION 7.1. CONDITIONS TO OBLIGATIONS OF BUYER. Each and every obligation of Buyer to be performed at the Closing shall be subject to the satisfaction, on or before the Time of Closing, of the following conditions (unless waived in writing by Buyer):

                 (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 4.2 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

                 (B) CONSENTS. Seller shall have obtained and delivered to Buyer the Required Consents of landlords or other acceptable agreements that are reasonably requested by Buyer's Lender.

                 (C) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller on or before the Time of Closing shall have been fully performed and complied with in all respects on or prior to the Time of Closing, including the delivery of the fully executed instruments and documents in accordance with Section 6.2.

                 (D) TITLE INSURANCE. Fee simple title in and to the Real Property shall be marketable, insurable at standard rates on an ALTA Form B policy of owner's title insurance (current revision), and free and clear of all liens, encumbrances, leases, easements, covenants, conditions, and restrictions, except for those matters approved in writing by Buyer and Buyer's Lender (the "PERMITTED EXCEPTIONS"). Within thirty (30) days of the date hereof, Seller shall provide Buyer with a report of title for each Real Property, together with copies of all items and instruments listed as exceptions (objections) to the title (all of the foregoing being hereinafter referred to collectively as the "TITLE DOCUMENTS"). Seller agrees that upon Buyer's written request prior to Closing, Seller shall, at its sole expense, take all necessary steps prior to Closing to promptly clear the title of the Real Property of any exceptions, liens, encumbrances, leases, restrictions or other matters that may affect either title to or Buyer's intended use of the Real Property, other than the Permitted Exceptions.

                 (E) FINANCING CONTINGENCY. On or before the 30th day after the execution hereof, Buyer shall obtain a commitment letter from Buyer's Lender to provide financing for the purchase of the Assets and provide Seller with a copy thereof. The purchase of the Assets is subject to obtaining a loan by Buyer from Buyer's Lender on terms and conditions acceptable to Buyer.

                 (F) FRANCHISE AGREEMENTS. KFC shall have given Buyer notice of its acceptance of the assignment of the KFC Franchises to Buyer, or such other form of franchise documentation as KFC requires, so long as KFC shall act within its rights under Section 16 of the KFC Franchises.

                 (G) SUBORDINATION AND NONDISTURBANCE. Each landlord under the Leaseholds and each mortgagee or other holder (if any) of an encumbrance otherwise superior to the purchase money lien of Buyer's Lender securing the financing contemplated by section 7.1(e) hereof shall have executed and delivered such subordination





- - - 23 -
and nondisturbance agreements as may be required by and in form and substance satisfactory to Buyer's Lender.

                 (H) ESTOPPEL CERTIFICATES. Each landlord under the Leaseholds shall have executed and delivered such estoppel certificates as may be required by and in form and substance satisfactory to Buyer's Lender.

                 (I) RELEASE OF LIENS. Citicorp shall have given Seller written notice that it will release the Assets from the Existing Citicorp Lien at the Time of Closing.

                 (J) CONDITION OF ASSETS. The Assets shall be in the same condition and repair as on the date hereof, reasonable wear and tear excepted, and in a condition necessary to operate the Restaurants.

                 (K) NO ADVERSE CHANGE. There will not have been any material adverse change in the financial condition, business, prospects or future business of Seller which would impact Seller's ability to transfer the Assets to Buyer, or any event which may, in the future, cause such a change.

                 (L) NO ADVERSE PROCEEDINGS. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Seller involving any of the Assets.

                 SECTION 7.2. CONDITIONS TO OBLIGATIONS OF SELLER. Each and every obligation of Seller to be performed at the Time of Closing shall be subject to the satisfaction, on or before such time, of the following conditions (unless waived in writing by Seller):

                 (A)      REPRESENTATIONS AND WARRANTIES. Buyer's
representations and warranties set forth in Section 4.1 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Time of Closing as if such representations and warranties were made as of such time and date.

                 (B) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with in all respects on or prior to the Time of Closing, including the delivery of the funds and the fully executed instruments, documents, and indemnities to Seller in accordance with Sections 1.3, 3.1, 5.4, 8.2(e) and 8.3.

                 (C) FINANCING CONTINGENCY. Buyer shall have received and delivered to Seller a commitment for financing as set forth in Section 7.1(e) within thirty (30) days of the date of execution hereof.

                 (D) APPROVALS AND WAIVERS. KFC shall have given Buyer and/or Seller written approval of Buyer as the assignee transferee in accordance with Section 16 of the KFC Franchisees, KFC's rights to acquire the KFC Franchise are terminated, and Citicorp has approved the Closing in writing.

                 (E) NO MATERIAL ADVERSE PROCEEDING. At the Closing there is no pending or threatened claim, action, litigation or proceeding, judicial or administrative or governmental investigation against Buyer, or Buyer's majority shareholder for the purpose of enjoining or preventing the consummation of this Agreement, otherwise claiming that this Agreement or the consummation hereof is illegal, or which tends to materially diminish the true economic value of the Buyer's Enduring Indemnities to Seller pursuant to
Section 1.3 and Sections 8.2(e) and 8.3 of this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

                 SECTION 8.1.     INDEMNIFICATION BY SELLER.

                 (a) Each of Seller covenants and agrees jointly and severally to indemnify and defend Buyer and hold Buyer harmless from and against any and all losses, liabilities, damages, claims, costs (including court costs) and expenses (including reasonable attorneys' fees) that Buyer incurs as a result of or with respect to:

                          (i) any material inaccuracy in or material breach of any representation or warranty of Seller contained in this Agreement or in any document (including, without limitation, any schedule, certificate, exhibit, or other instrument) delivered or to be delivered by Seller pursuant to this Agreement;

                          (ii) any failure by Seller to perform, carry out, comply with, or abide by their obligations under this Agreement;

                          (iii) any debt, claim, cause of action, liability, or obligation other than the Documents (whether or not disclosed herein) of any nature arising out of, or relating to, the operation of the Assets and the Restaurants, or out of any act or omission of Seller, or any of their agents, employees, or officers occurring, on or before the Closing Date; and

                          (iv) any and all debts, obligations or liabilities of Seller, whether direct or indirect, fixed or contingent, other than the Documents, whether existing at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts, or other condition which occurred or existed on or before the Closing Date, whether or not then known, due, or payable.

                 (b) Notwithstanding anything in this Agreement to the contrary, (i) the maximum liability of Seller for aggregate claims under
Section 8.1(a) shall be One Million Dollars ($1.0 million) and (ii) Seller's indemnity to Buyer under Section 8.1(a) shall survive Closing for one (1) year, except as provided in Section 4.2(n) and except for any claims of third parties for bodily injury or personal property damage arising from occurrences during the time that Seller owned the Assets, which shall survive Closing for a period of three (3) years.

                 SECTION 8.2. INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Seller and hold Seller harmless from and against any and all losses, liabilities, damages, claims, costs (including court costs) and expenses (including reasonable attorneys' fees) that Seller incur as a result of or with respect to:

                 (a) any material inaccuracy in or material breach of any representation or warranty of Buyer contained in this Agreement or in any document (including, without limitation, any schedule, certificate, exhibit, or other instrument) delivered or to be delivered by Buyer pursuant to this Agreement;

                 (b) any failure by Buyer to perform, carry out, comply with, or abide by its obligations under this Agreement;

                 (c) any loss incurred by Seller arising out of Buyer's failure to discharge any of the Assumed Contracts;

                 (d) any debt, claim, cause of action, liability, or obligation of any nature arising out of, or relating to, the operation of the Restaurants or the Assets by Buyer, or out of any act or omission of Buyer, its agents, employees, or officers, occurring after the Closing Date; and

                 (e) Buyer shall also indemnify Seller for any breach, or threatened breach of Buyer's Leasehold indemnities to Seller arising from Buyer's commitments to Seller pursuant to the Enduring Indemnities described in Sections 1.3, 8.2(e) and 8.3. All Enduring Indemnities shall survive for as long as Seller has any potential liability to an Other Party in connection with any Leasehold. The term Enduring Indemnities, as defined in Sections 1.3, 8.2(e) and 8.3 and used in this Agreement shall include:

                          (i) Buyer holding Seller harmless from any claim by an Other Party against Seller in any way associated with Seller's Leaseholds, a related Buyer/Seller Management Agreement, or Other Party/Buyer new lease for which

                 Seller is in any way a guarantor or surety of Buyer's performance;

                          (ii) Time being of the essence, Buyer's obligation to bring current within seven (7) days after Seller's written demand, all Seller's obligations to Other Parties which obligations are in any way associated with Seller's Leaseholds, a related Buyer/Seller Management Agreement or Other Party/Buyer new lease for which Seller is in any way a guarantor or surety of Buyer's performance;

                          (iii) Buyer's obligation to continuously maintain a minimum of One Million Dollars ($1,000,000.00) in Tangible Net Assets, defined and computed under generally accepted accounting principles, and Buyer's obligation to regularly document the existence of Buyer's Tangible Net Asset position in accordance with the procedures mandated in Section 1.3;

                          (iv) Time being of the essence, and irrespective of the other reporting requirements delineated herein, Buyer's obligation, within seven (7) days of Seller's written demand, to affirm Buyer's compliance with the One Million Dollar ($1,000,000.00) Tangible Net Asset requirement in a written balance sheet verified by an affidavit signed by Buyer's controlling shareholder;

                          (v) Time being of the essence, Buyer's obligation to immediately replenish Buyer's Tangible Net Assets position to satisfy the One MillionDollar ($1,000,000.00) Tangible Net Asset requirement in the event Buyer's balance sheet as reported to Seller fails to indicate that such requirement has been met;

                          (vi) Subject to approval of Buyer's Lender, Buyer's obligation to convey to Seller a recordable lien (which shall be subordinate to the lien of Buyer's Lender) on Buyer's interest in any Asset located at the applicable Leasehold, which lien shall be sufficient to secure Seller's claim of indemnity from Buyer pertaining to that Leasehold;

                          (vii) Buyer's obligation not to dissolve as a corporation without Seller's consent at any time Buyer remains obligated to Seller for an Enduring Indemnity;

                          (viii) For each Leasehold location in which Buyer has an Enduring Indemnity to Seller, Buyer's obligation to maintain commercial comprehensive general liability insurance coverage for bodily injury liability and property damage in the amount of $1.0 million and which also names Seller as an additional insured; and

                          (ix) Buyer shall advise in writing all landlords for which there is an Enduring Indemnity and Buyer's Lender that Seller shall enjoy the right of full disclosure and the free exchange of financial information regarding the status of Buyer's rental obligation to such landlords and Buyer's debt service obligation to Buyer's Lender for as long as Buyer is obligated on any Enduring Indemnity to Seller.

                 SECTION 8.3. SELLER'S ENFORCEMENT OF ENDURING INDEMNITIES.

                 (a) Seller shall be entitled to collect all its damages associated with Buyer's breach of any of the Enduring Indemnities specified in Sections 1.3 or 8.2(e) or 8.3. Seller shall also be entitled to injunctive relief from Buyer's breach of any Enduring Indemnities. Buyer covenants that any lawsuit in which Seller seeks Buyer's compliance with any Enduring Indemnities pursuant to Sections 1.3 or 8.2(e) or 8.3 of this Agreement shall involve great immediate and irreparable injury to Seller by damaging Seller's good credit standing, damaging Seller's valuable commercial and financial contacts, as well as exposing Seller to an uncollectible claim because of Buyer's failure to maintain $1.0 million in Tangible Net Assets. Thus, Buyer hereby irrevocably acknowledges that such litigation will leave Seller with no adequate remedy at law, because Seller's injury cannot be fully recompensed in monetary damages. In such a lawsuit, Buyer acknowledges that subject to the rights of Buyer's Lender, Seller shall be entitled to injunctive relief in the form of an equity court's order: (1) compelling Buyer to immediately comply with Buyer's Enduring Indemnities obligation; and (2) imposing a constructive trust over the Assets located at any Leasehold (or subject to a Management Agreement) associated with Buyer's default on any Enduring Indemnities obligations, and authorizing the Seller, as trustee, to immediately re-enter that location, take physical custody of the Assets located thereon, and operate the Assets located on the premises in order to ensure that all Seller's obligations to the germane Other Party are promptly brought current and kept current, and that all Seller's legal and operating costs are reimbursed to Seller. Seller may obtain such an injunction, as well as any necessary TRO or preliminary injunction, without the requirement of obtaining a bond, because Buyer hereby waives the bond requirement.

                 (b) In the event Buyer rejects or repudiates (pursuant to Section 365 of the Bankruptcy Code) any Assets of any Leasehold covered by the Enduring Indemnities articulated in Sections 1.3, 8.2(e), or 8.3, subject to the rights of Buyer's Lender, Seller shall enjoy an immediate right, but not the obligation, to reenter the Leasehold and operate all the Assets associated with that Leasehold in order to ensure that all Seller's obligations to the germane Other Party are promptly brought current and kept current, and that all Seller's legal and operating costs are reimbursed to Seller.

                 (c) Notwithstanding anything in this Agreement to the contrary, (i) the maximum liability of Buyer for aggregate claims under Section
8.2 and Section 8.3 shall be One Million Dollars ($1.0 million) and (ii) Buyer's indemnity to Seller under Section 8.2(a), (b), (c) and (d) shall survive Closing for one (1) year. The Enduring Indemnities under Sections 1.3, 8.2(e) and 8.3 shall continue as long as Seller is obligated on any Leasehold.

                 SECTION 8.4. COSTS AND EXPENSES. In any action brought to enforce the provisions of this Agreement or the rights of Buyer or Seller hereunder, the prevailing party shall be entitled to recover from the other its costs and expenses, including reasonable attorneys' fees.

                                   ARTICLE IX

                                 EMINENT DOMAIN


                 SECTION 9.1. In the event Seller receives any notice of any condemnation proceedings involving the Assets, or other proceedings in the nature of eminent domain, Seller will forthwith send a copy of such notice to Buyer. If any portion of any Asset is taken by eminent domain, Buyer, upon written notice to the Seller, may elect to: (a) exclude any such Asset from this Agreement in which event an appropriate reduction in the Purchase Price will be made in accordance with Section 3.7 hereof; or (b) assume an assignment of the condemnation proceeds in connection therewith, and close this Agreement without a downward adjustment in the Purchase Price hereunder.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS


                 SECTION 10.1. NOTICE. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown below in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

                 If to MFI, MRNJI          Morgan's Foods, Inc.
                    or MRPI                Signature Square, Suite 330
                                           25201 Chagrin Blvd.
                                           Beachwood, Ohio  44122
                                           Attn:  James Liguori, President

                 If to Buyer:              Mr. Zubair Kazi, President
                                           Kazi Foods of New Jersey, Inc.
                                           3671 Sunswept Drive
                                           Studio City, CA  91604

                 With a copy to:           Robert M. Ercole, Esquire
                                           Neuberger, Quinn, Gielen, Rubin &
                                           Gibber, P.A.
                                           One South Street
                                           27th Floor
                                           Baltimore, Maryland  21202


                 SECTION 10.2. ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the Buyer and Seller with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                 SECTION 10.3. BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of, and be binding upon, MFI, MRNJI and MRPI, their respective heirs, representatives, successors and permitted assigns, on the one hand; and Buyer, and their respective successors and permitted assigns, on the other hand. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party or parties; provided, however, Buyer may assign the right to purchase all or any portion of the Real Property at Closing to one or more entities owned and controlled by Zubair Kazi as long as (a) such entities shall assume the obligations as the Buyer hereunder applicable to such Real Property and (b) the Buyer shall purchase the remaining Assets and shall continue to have Tangible Net Assets of One Million Dollars ($1.0 million).

                 SECTION 10.4. EXPENSES OF TRANSACTION. Buyer shall pay all its own costs and expenses incurred by it in connection with this Agreement, and the transactions contemplated hereby. Seller shall pay all its own costs, and expenses incurred by it in connection with this Agreement, and the transactions contemplated hereby.

                 SECTION 10.5. WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the Buyer and Seller, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of Buyer or Seller shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that Buyer or Seller may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party hereto of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition, or subsequent or prior breach of the same, or any other obligation or representation by the other party hereto, nor shall any forbearance by Buyer or Seller to seek a remedy for any noncompliance or breach by another party hereto be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                 SECTION 10.6.    NO THIRD-PARTY BENEFICIARIES. Subject to
Section 10.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Buyer or Seller, any rights, remedies or other benefits under or by reason of this Agreement.

                 SECTION 10.7. COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 SECTION 10.8. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Pennsylvania.

                 SECTION 10.9 HEADINGS. The Section titles and headings in this Agreement are for descriptive purposes only one shall not control or limit the meaning of this Agreement as set forth in the text.

                 SECTION 10.10. REMEDIES. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be construed to prohibit the parties from pursuing any remedies available to them at law or in equity for a breach or threatened performance or the recovery of monetary damages, and in the event it is necessary for either party to employ legal counsel to enforce its rights under this Agreement or to protect its interests herein, the party determined to be in breach shall reimburse the damaged party for any and all legal fees, expenses or court costs arising from such legal proceeding.

                 SECTION 10.11.  BANKRUPTCY/PRIOR TO CLOSING.

                 (a) Seller acknowledges that if Seller files for bankruptcy or if creditors of Seller put Seller in bankruptcy that Buyer will be adversely affected and Buyer will suffer damages and attorneys' fees and costs. Seller hereby indemnifies Buyer for any and all damages, expenses, and attorneys' fees that Buyer incurs as a result of unknown or unpaid Seller debts or as a result of the filing of a voluntary or involuntary bankruptcy involving Seller prior to Closing. If Seller files for bankruptcy or an involuntary bankruptcy is filed involving Seller prior to Closing, Buyer has the option of rescinding this Agreement prior to Closing.

                 (b) Buyer acknowledges that if Buyer files for bankruptcy or if creditors of Buyer put Buyer in bankruptcy that Seller will be adversely affected and Seller will suffer damages and attorneys' fees and costs. Buyer hereby indemnifies Seller for any and all damages, expenses, and attorneys' fees that Seller incurs as a result of unknown or unpaid Buyer debts or as a result of the filing of a voluntary or involuntary bankruptcy involving Buyer prior to Closing. If Buyer files for bankruptcy or an involuntary bankruptcy is filed involving Buyer prior to Closing, Seller has the option of rescinding this Agreement prior to Closing.

                 SECTION 10.12. DISCLOSURE. Neither Buyer nor Seller shall disclose the contents or terms of this Agreement except to (a) the officers, agents and representatives of Buyer and Seller; (b) KFC; (c) Buyer's Lender; and (d) any disclosure deemed necessary by Seller's counsel if required to be made by Seller under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other governing corporate or securities laws; provided that Seller agrees to advise and consult with Buyer prior to the disclosure of any information regarding this Agreement pursuant to such corporate or securities laws.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS OR ATTEST:                            SELLERS:
                                              --------

                                              MORGAN'S FOODS, INC.



   ____________________________               _______________________________
                                              By:____________________________
                                              Title:_________________________


                                              MORGAN'S RESTAURANTS OF
                                              NEW JERSEY, INC.


   ____________________________               _______________________________
                                              By:____________________________
                                              Title:_________________________



                                              MORGAN'S RESTAURANTS OF
                                              PENNSYLVANIA, INC.


   ____________________________               _______________________________
                                              By:____________________________
                                              Title:_________________________



                                              BUYER:
                                              ------
                                              KAZI FOODS OF NEW JERSEY, INC.


   ____________________________               _______________________________
                                              By:____________________________
                                              Title:_________________________

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer

                                   LIST OF
                            EXHIBITS AND SCHEDULES
                            ----------------------
Exhibit A - New Jersey Restaurants
Exhibit B - Pennsylvania Restaurants

Schedule 1.1(a) - Real Property
Schedule 1.1(b) - Leaseholds
Schedule 1.1(c) - Personal Property
Schedule 1.1(e) - Licenses and Permits
Schedule 1.1(f) - Assumed Contracts
Schedule 1.2    - Excluded Assets
Schedule 4.2(c) - Financial Statements and 24-month Sales Histories
Schedule 4.2(n) - Environmental Matters
Schedule 4.2(o) - Condition of Restaurants
Schedule 6.2(b) - Form of General Conveyance, Assignment and Bill of Sale

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                  EXHIBIT A
                                  ---------

                            New Jersey Restaurants
                 * #70 ROCKAWAY                                              #81 PERTH AMBOY
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 190 Route 46                                                576 New Brunswick Avenue
                 Rockaway, NJ  07866-4021                                    Perth Amboy, NJ  08861

                 #71 HACKETTSTOWN                                            #82 ABERDEEN
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 230 East Mountain Avenue                                    Route 34 & Lloyd Road
                 Hackettstown, NJ  07840-2409                                Aberdeen, NJ  07747

                 #72 FLORHAM PARK                                            #83 HAZLET
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 185 Ridgedale Avenue                                        Route 36 & Middle Road
                 Florham Park, NJ  07932-1706                                Hazlet, NJ  07730

                 * #73 LEDGEWOOD                                             * #84 CLIFFWOOD
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 1110 Route 46                                               Route 35 & Cliffwood Avenue
                 P.O. Box 192                                                Cliffwood Beach, NJ  07735
                 Ledgwood, NJ  07852

                 #74 JEFFERSON
                 Kentucky Fried Chicken
                 766 Route 15 South
                 Jefferson, NJ  07849



____________________________________

*  Denotes Fee Owned Property

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                   EXHIBIT B
                                   ---------

                           Pennsylvania Restaurants
                 #44 SHILLINGTON                                             #60 ROUTE 30 EAST
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 241 Lancaster Pike, West                                    35 S. Willowdale Drive
                 Shillington, PA  19807-2428                                 Lancaster, PA  17802

                 #45 RT. 79/MANHEIM                                          #61 COLUMBIA AVENUE
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 1695 Manheim Pike                                           1533 Columbia Avenue
                 Lancaster, PA  17901                                        Lancaster, PA  17803-4526

                 #52 LEMOYNE                                                 #62 WALNUT STREET
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 813 Lowther Street                                          3819 Walnut Street
                 Lemoyne, PA  17043-2015                                     Harrisburg, PA  17109-2533

                 #53 MECHANICSBURG                                           * #63 MARKET STREET
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 6557 Carlisle Pike                                          1314 Market Street
                 Mechanisburg, PA  17055-1705                                Harrisburg, PA  17109-2281

                 #54 CARLISLE                                                * #64 LEBANON
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 670 North Hanover Street                                    1505 Cumberland Street
                 Carlisle, PA  17013-1933                                    Lebanon, PA  17042-4533

                 * #56 CHAMBERSBURG                                          * #65 SOUTH DUKE
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 1226 Lincoln Way East                                       480 South Duke Street
                 Chambursburg, PA  17201-3347                                Lancaster, PA  17502

* #66 NORTH SIXTH STREET
Kentucky Fried Chicken
2001 North Sixth Street
Harrisburg, PA 17102-1006

* #67 EPHRATA
Kentucky Fried Chicken
275 North Reading Street
Ephrata, PA 17522

  #67 ENOLA
Kentucky Fried Chicken
331 North Enola Road
Enola, PA 17025









_____________________________________________
* Denotes Fee Owned Property

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 1.1(a)
                                ---------------
                                 Real Property


                 #70 ROCKAWAY                                                #64 LEBANON
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 190 Route 46                                                1505 Cumberland Street
                 Rockaway, NJ  07866-4021                                    Lebanon, PA  17042-4533

                 #73 LEDGEWOOD                                               #65 SOUTH DUKE
                 Kentucky Fried Chicken                                      Kentucky Fried Chicken
                 1110 Route 46                                               480 South Duke Street
                 P.O. Box 192                                                Lancaster, PA  17502
                 Ledgwood, NJ  07852
                                                                             #66 NORTH SIXTH STREET
                 #94 CLIFFWOOD                                               Kentucky Fried Chicken
                 Kentucky Fried Chicken                                      2001 North Sixth Street
                 Route 35 & Cliffwood Avenue                                 Harrisburg, PA  17102-1006
                 Cliffwood Beach, NJ  07735
                                                                             #67 EPHRATA
                 #56 CHAMBERSBURG                                            Kentucky Fried Chicken
                 Kentucky Fried Chicken                                      275 North Reading Street
                 1226 Lincoln Way East                                       Ephrata, PA  17522
                 Chambursburg, PA  17201-3347

                 #63 MARKET STREET
                 Kentucky Fried Chicken
                 1314 Market Street
                 Harrisburg, PA  17109-2281


                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                               SCHEDULE 1.1(b)
                               ---------------
                                  Leaseholds

                 #44 SHILLINGTON                                   #61 COLUMBIA AVENUE
                 Kentucky Fried Chicken                            Kentucky Fried Chicken
                 241 Lancaster Pike, West                          1533 Columbia avenue
                 Shillington, PA  19807-2428                       Lancaster, PA  17803-4526

                 #45 RT. 79/MANHEIM                                #62 WALNUT STREET
                 Kentucky Fried Chicken                            KENTUCKY FRIED CHICKEN
                 1695 Manheim Pike                                 3819 Walnut Street
                 Lancaster, PA  17901                              Harrisburg, PA  17109-2533

                 #52 LEMOYNE                                       #67 Enola
                 Kentucky Fried Chicken                            Kentucky Fried Chicken
                 813 Lowther Street                                331 North Enola Road
                 Lemoyne, PA  17043-2015                           Enola, PA  17025

                 #53 MECHANICSBURG                                 #71 HACKETTSTOWN
                 Kentucky Fried Chicken                            Kentucky Fried Chicken
                 6557 Carlisle Pike                                230 East Mountain Avenue
                 Mechanisburg, PA  17055-1705                      Hackettsown, NJ  07840-2409

                 #54 CARLISLE                                      #72 FLORHAM PARK
                 Kentucky Fried Chicken                            Kentucky Fried Chicken
                 670 North Hanover Street                          185 Ridgedale Avenue
                 Carlisle, PA  17013-1933                          Florham Park, NJ  07932-1706

                 #60 ROUTE 30 EAST                                 #74 JEFFERSON
                 Kentucky Fried Chicken                            Kentucky Fried Chicken
                 35 S. Willowdale Drive                            766 Route 15 South
                 Lancaster, PA  17802                              Jefferson, NJ  07849

  #81 PERTH AMBOY
  Kentucky Fried Chicken
  576 New Brunswick Avenue
  Perth Amboy, NJ  08861

  #82 ABERDEEN
  Kentucky Fried Chicken
  Route 34 & Lloyd Road
  Aberdeen, NJ  07747

  #83 HAZLET
  Kentucky Fried Chicken
  Route 36 & Middle Road
  Hazlet, NJ  07730

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                               SCHEDULE 1.1(c)
                               ---------------

                               Personal Property

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 1.1(e)
                                ---------------

                              Licenses and Permits

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 1.1(f)
                                ---------------

                               Assumed Contracts

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                  SCHEDULE 1.2
                                  ------------

                                Excluded Assets

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 4.2(c)
                                ---------------

                Financial Statements and 52-week Sales Histories

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 4.2(n)
                                ---------------

                             Environmental Matters

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 4.2(o)
                                ---------------

                            Condition of Restaurants

                       ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             MORGAN'S FOODS, INC.,
                   MORGAN'S RESTAURANTS OF PENNSYLVANIA, INC.
                                      and
                    MORGAN'S RESTAURANTS OF NEW JERSEY, INC.

                                   as Seller

                                      and

                         KAZI FOODS OF NEW JERSEY, INC.

                                    as Buyer


                                SCHEDULE 6.2(b)
                                ---------------

                          Form of General Conveyance,
                          Assignment and Bill of Sale